Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2011, relating to the consolidated financial statements and financial statement schedule of Communications Systems, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Communications Systems, Inc. and subsidiaries for the year ended December 31, 2010.

DELOITTE & TOUCHE L.L.P.

/s/ Deloitte & Touche L.L.P.

Minneapolis, Minnesota
November 10, 2011